UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2008

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30883	01-0524931
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 832-0228

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 25, 2008, I-many, Inc.’s common stock began trading on the NASDAQ Capital Market.

As previously reported, on August 12, 2008, the Company received notice from the NASDAQ Stock Market (“NASDAQ”) that for the last 30 consecutive business days preceding the date of that notice, the bid price of the Company’s common stock closed below the minimum $1.00 per share requirement for continued inclusion on NASDAQ under Marketplace Rule 4450(a)(5). NASDAQ notified the Company that it had 180 calendar days, or until February 9, 2009, to regain compliance. By letter dated August 21, 2008 from NASDAQ to the Company, NASDAQ has notified the Company that effective on the transfer of the common stock to the NASDAQ Capital Market, the Company will be afforded the remainder of the compliance period. If compliance with the $1.00 bid price requirement cannot be demonstrated by February 9, 2009, NASDAQ will determine whether the Company meets the Capital Market initial listing criteria set forth in Marketplace Rule 4310(c). If it meets the initial inclusion criteria, NASDAQ will notify the Company that it has been afforded an additional compliance period, up to August 7, 2009. Otherwise, NASDAQ will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal NASDAQ’s determination to delist its securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-Many, Inc.

Date: August 28, 2008	By:	/s/ Robert G. Schwartz, Jr.
Vice President and General Counsel